Exhibit 99.2

Fourth Quarter and Full-Year 2013 Financial Review and Analysis (preliminary, unaudited) Supplemental Presentation Materials Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year. Results reflect classification of Office and Consumer Products (OCP) and Designed and Engineered Solutions (DES) as discontinued operations. The company completed the sale of these businesses on July 1, 2013. January 31, 2014

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2012 Form 10-K, filed on February 27, 2013 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter. (See Attachments A-2 through A-5 to news release dated January 31, 2014.) The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying businesses, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing. The company uses the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures. Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales. Adjusted EBITDA refers to earnings before interest expense, taxes, depreciation, and amortization, excluding restructuring costs and other items. Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain events. Adjusted net income refers to reported net income adjusted for the tax-effected restructuring costs and other items. Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plans and charitable contribution to Avery Dennison Foundation utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, transaction costs). Net debt to adjusted EBITDA ratio refers to total debt less cash and cash equivalents, divided by adjusted EBITDA. This document has been furnished (not filed) on Form 8-K with the SEC and may be found on the company’s website at www.investors.averydennison.com.

Full Year Overview Achieved significant progress against long-term earnings and sales growth targets Sales up approx. 5% on organic basis, above high end of expectations, driven by higher volume Operating margin, as reported, improved 160 basis points Adjusted operating margin improved 100 basis points Reported EPS (including discontinued operations) of $2.16 Adjusted EPS (non-GAAP, continuing operations) of $2.68, up 37% Solid free cash flow from continuing operations of $330 mil. Continued to deliver on promise of sustained cost and capital discipline Focused portfolio with sale of OCP and DES (effective July 1, 2013) Drove step-function improvement in operating margin Achieved approx. $75 million of restructuring savings Returned $396 million of cash to shareholders, including the repurchase of 6.6 million shares for $283 million

Fourth Quarter Overview and 2014 Outlook Adjusted EPS near high end of company’s expectations Sales up approx. 7% on organic basis, above high end of expectations, driven by higher PSM volume Operating margin, as reported, improved 280 basis points due to lower restructuring charges and other items, as well as the benefit of productivity initiatives and higher volume, partially offset by the continued impact of changes in product mix and higher employee-related expenses Adjusted operating margin improved 110 basis points Restructuring savings of approx. $15 million in the quarter Reported EPS (including discontinued operations) of $0.43 Adjusted EPS (non-GAAP, continuing operations) of $0.69, up 44% Free cash flow from continuing operations above high end of expectations due to timing 2014 Outlook Adjusted EPS growth of 8% to 19% on 3% to 5% organic sales growth Solid free cash flow and strong balance sheet Continued intent to return majority of cash to shareholders, while investing for future productivity and growth

4Q12 1Q13 2Q13 3Q13 4Q13 Organic Sales Change 6.7% 3.7% 5.0% 3.6% 6.6% Currency Translation (1.5%) 0.3% (0.6%) 0.7% 0.2% Reported Sales Change* 5.0% 3.9% 4.2% 4.0% 6.8% Sales Trend Analysis *Totals may not sum due to rounding and other factors.

Segment Sales and Margin Analysis 4Q13 Reported Organic Sales Growth: Pressure-sensitive Materials 8% 8% Retail Branding and Information Solutions 2% 3% Other specialty converting businesses 15% 7% Continuing Operations 7% 7% Adjusted As Reported (Non-GAAP) 4Q13 4Q12 4Q13 4Q12 Operating Margin: Pressure-sensitive Materials 9.5% 7.7% 9.6% 8.6% Retail Branding and Information Solutions 7.4% 2.8% 7.5% 6.1% Other specialty converting businesses (12.1%) (29.8%) (12.1%) (16.6%) Continuing Operations 7.2% 4.4% 7.4% 6.3%

Fourth Quarter Segment Overview PRESSURE-SENSITIVE MATERIALS (PSM) Reported sales of $1.15 bil., up approx. 8% compared to prior year Sales up approx. 8% on organic basis Label and Packaging Materials sales up mid-single digits on organic basis Combined sales for Graphics, Reflective, and Performance Tapes up low double digits on organic basis Operating margin improved 180 basis points to 9.5% as the benefit of higher volume, lower restructuring costs, and productivity initiatives more than offset the impact of changes in product mix. Adjusted operating margin improved 100 basis points. RETAIL BRANDING AND INFORMATION SOLUTIONS (RBIS) Reported sales of $417 mil., up approx. 2% compared to prior year Sales up approx. 3% on organic basis Operating margin increased 460 basis points to 7.4% as the benefit of productivity initiatives and higher volume, as well as the impact of a prior year impairment and a gain on sale of assets, more than offset higher employee-related expenses. Adjusted operating margin improved 140 basis points.

Segment Results vs Long-Term Targets (2012 –2015) (1) Excluding restructuring charges and other items (see Appendix for reconciliation to GAAP measures). (2) Adjusted to reflect new segment reporting and classification of DES as discontinued operations. Prior to the realignment and reclassification of DES, adjusted operating margin targets were 8.5 - 9.5% for PSM, 8 - 9% for RBIS, and > 5% for other specialty converting; adjusted EBITDA margin targets were 11.5 - 12.5% for PSM, 13 - 14% for RBIS, and > 10% for other specialty converting. 2012 - 2015 Target (4-Yr CAGR) 2012 / 2013 Results (2-Yr CAGR) 2015 Target (2) 2013 Results PSM 3 - 5% 4.4% 9 - 10% 12 - 13% 10.2% 12.7% RBIS 3 - 5% 4.0% 8.5 - 9.5% 13.5 - 14.5% 6.3% 11.7% Other specialty converting 5 - 8% 5.2% > 5% > 10% (11.1%) (5.6%) ORGANIC SALES GROWTH ADJ. OPERATING MARGIN (1) ADJ. EBITDA MARGIN (1)

Company Results vs Long-Term Targets (2012 –2015) All percentages reflect four-year compound annual growth rates, with 2011 as the base period. All percentages reflect two-year compound annual growth rates, with 2011 as the base period (see Appendix, as well as attachments A-2 through A-5 to news release dated January 31, 2014, for reconciliations to GAAP Measures). 3% – 5% Organic Sales Growth 10% – 15% Adjusted Net Income Growth $300 mil.+ Annual Free Cash Flow 15% – 20%+ Adjusted EPS Growth 1.7x to 2.0x Net Debt to Adjusted EBITDA 2012 – 2015 TARGETS(1) 4.3% 25.5% $317 mil. (2-yr avg.) 29.4% 1.5x (2013 avg.) 2012 / 2013(2) FROM CONTINUING OPERATIONS 3% – 5% 4% – 16% $300 mil.+ 8% – 19% < 2x 2014 OUTLOOK 3-YR CAGR ~4% 3-YR CAGR = 18% – 22% 3-YR CAGR = 22% – 26%

2014 EPS Guidance

Reported EPS	$2.60 - $2.90
Add Back:	
Estimated restructuring costs and other items	~ $0.30
Adjusted EPS (non-GAAP)	$2.90 - $3.20

Contributing Factors to 2014 EPS Guidance

> Organic sales growth of 3% to 5% (excludes benefit of extra week of sales)
  » 53 weeks in 2014 fiscal year; 14 weeks in fourth quarter (adding ~1% to reported sales growth, slight impact to earnings, modest headwind to free cash flow)
  » At recent rates, currency translation has modest negative impact to reported sales growth and EBIT

> Tax rate comparable to 2013

> Capital expenditures (including IT) of ~$185 mil. and cash restructuring costs of ~$45 mil.

> Average shares outstanding (assuming dilution) of ~97 mil.

> Free cash flow in excess of $300 mil.

11 | Fourth Quarter and Full-Year 2013 Financial Review and Analysis | January 31, 2014
AVERY DENNISON Inspired Brands. Intelligent World.™

Appendix: Reconciliation of Non-GAAP Financial Measures (Organic Sales Growth) 2-Yr Avery Dennison 2011 2012 2013 CAGR Net sales $5,844.9 $5,863.5 $6,140.0 Organic sales change 3.8% 4.8% 4.3% Foreign currency translation -3.4% 0.1% Reported sales change* 0.3% 4.7% Pressure-Sensitive Materials 2011 2012 2013 Net sales $4,261.0 $4,257.6 $4,455.0 Organic sales change 4.1% 4.7% 4.4% Foreign currency translation -4.2% 0.1% Reported sales change* -0.1% 4.6% Retail Branding & Information Solutions 2011 2012 2013 Net sales $1,510.1 $1,535.0 $1,611.1 Organic sales change 3.1% 4.9% 4.0% Foreign currency translation -1.5% 0.0% Reported sales change* 1.6% 5.0% Other Specialty Converting 2011 2012 2013 Net sales $73.8 $70.9 $73.9 Organic sales change 2.9% 7.6% 5.2% Foreign currency translation -3.9% 1.4% Product Line Exit -2.9% -4.8% Reported sales change* -3.9% 4.2% *Totals may not sum due to rounding and other factors. ($ in millions)

Appendix: Reconciliation of Non-GAAP Financial Measures (EBIT/EBITDA Margins by Segment: Full-Year 2013) Retail Pressure- Branding & Other Sensitive Information Specialty ($ in millions) Materials Solutions Converting Net sales $4,455.0 $1,611.1 $73.9 Earnings before interest and taxes ("EBIT"), as reported $442.8 $81.7 ($8.3) EBIT margin, as reported 9.9% 5.1% -11.2% Non-GAAP Adjustments: Restructuring costs: Severance and related costs $7.0 $19.9 --- Asset impairment, lease and other contract cancellation charges $3.8 $8.6 $0.1 Other items --- ($8.5) --- Adjusted EBIT (non-GAAP) $453.6 $101.7 ($8.2) Adjusted EBIT margin (non-GAAP) 10.2% 6.3% -11.1% Depreciation and amortization* $113.4 $86.7 $4.1 Adjusted earnings before interest, taxes, depreciation & amortization ("EBITDA") $567.0 $188.4 ($4.1) Adjusted EBITDA margin 12.7% 11.7% -5.6% * Reflects total company depreciation and amortization expense, including indirect depreciation and amortization (primarily software) allocated to the segments and other specialty converting on a percentage of sales basis

Appendix: Reconciliation of Non-GAAP Financial Measures (Net Income and EPS) 2-Yr ($ in millions) 2011 2012 2013 CAGR As reported net income from continuing operations $141.7 $157.6 $244.3 Non-GAAP adjustments, net of tax: Restructuring costs and other items $28.9 $45.0 $24.3 Adjusted non-GAAP net income from continuing operations $170.6 $202.6 $268.6 25.5% 2-Yr 2011 2012 2013 CAGR As reported net income per common share from continuing operations, assuming dilution $1.33 $1.52 $2.44 Non-GAAP adjustments per common share, net of tax: Restructuring costs and other items $0.27 $0.44 $0.24 Adjusted non-GAAP net income per common share from continuing operations, assuming dilution $1.60 $1.96 $2.68 29.4% EPS Net Income

Appendix: Reconciliation of Non-GAAP Financial Measures

(Net Debt to Adjusted EBITDA)

($ in millions)	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	4-pt Avg.
Net sales	$1,443.0	$1,490.4	$1,447.0	$1,483.1	$1,498.9	$1,552.3	$1,504.9	$1,583.9	
Earnings before interest and taxes ("EBIT"), as reported	$80.6	$92.2	$72.5	$65.2	$93.3	$124.3	$90.8	$113.7	
Non-GAAP Adjustments:									
Restructuring costs:									
Severance and related costs	$5.7	$9.8	$17.6	$16.2	$6.8	$5.4	$8.7	$6.3	
Asset impairment, lease and other contract cancellation charges	$1.5	$0.4	$1.5	$3.1	$1.3	$2.4	$8.0	$1.4	
Other items	$0.4	$1.0	$2.8	$8.8	($0.6)	($8.1)	$9.0	($4.0)	
Adjusted EBIT (non-GAAP)	$88.2	$103.4	$94.4	$93.3	$100.8	$124.0	$116.5	$117.4	
Depreciation	$40.5	$34.7	$36.0	$38.9	$35.0	$34.5	$35.4	$30.7	
Amortization	$18.9	$16.5	$17.5	$17.6	$16.5	$17.3	$17.0	$18.2	
Adjusted earnings before interest, taxes, depreciation & amortization ("EBITDA")	**$147.6**	**$154.6**	**$147.9**	**$149.8**	**$152.3**	**$175.8**	**$168.9**	**$166.3**	
Total Debt as of Dec. 28, 2013	$1,316.9	$1,374.7	$1,377.1	$1,222.4	$1,357.4	$1,389.6	$1,065.7	$1,027.5	
Less: Cash and cash equivalents as of Dec. 28, 2013	$190.7	$161.4	$190.7	$235.4	$207.7	$211.6	$309.6	$351.6	
Net Debt	**$1,126.2**	**$1,213.3**	**$1,186.4**	**$987.0**	**$1,149.7**	**$1,178.0**	**$756.1**	**$675.9**	
Net Debt to Adjusted LTM* EBITDA (Non-GAAP)					**1.9**	**1.9**	**1.2**	**1.0**	**1.5**

*LTM = Last twelve months

15 | Fourth Quarter and Full-Year 2013 Financial Review and Analysis | January 31, 2014

AVERY DENNISON Inspired Brands. Intelligent World.™

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